Exhibit 99.1

NEWS FROM

For more information contact:

Kate Lowrey

Vice President of Investor Relations

ESCO Technologies Inc.

(314) 213-7277

ESCO REPORTS THIRD QUARTER FISCAL 2022 RESULTS

- Q3 2022 GAAP EPS $0.89 -

- Q3 Sales increase 21% to $219 Million -

- $255 Million in Q3 Orders / Book-to-bill of 1.16x -

ST. LOUIS, August 8, 2022 – ESCO Technologies Inc. (NYSE: ESE) (ESCO, or the Company) today reported its operating results for the third quarter ended June 30, 2022 (Q3 2022) compared to the third quarter ended June 30, 2021 (Q3 2021).

Operating Highlights

•	Q3 2022 GAAP EPS was $0.89 per share compared to $0.57 in Q3 2021, an increase of 56 percent. There were no adjustments to Q3 2022 earnings. Q3 2022 EPS of $0.89 increased $0.22 per share (33 percent) compared to Adjusted EPS of $0.67 per share in Q3 2021.
•	Q3 2022 Sales of $219.1 million increased $37.7 million (20.8 percent) compared to $181.4 million in Q3 2021. Organic sales increased $25.1 million (13.8 percent) and recent acquisitions added $12.6 million (7.0 percent) of revenue growth in the quarter.
•	Q3 2022 Entered Orders increased $51.1 million (25 percent) over the prior year period to $254.9 million (book-to-bill of 1.16x), resulting in record backlog of $707 million.
•	Net cash provided by operating activities was $42 million YTD 2022, as operating working capital investments more than offset earnings increases.
•	Net debt (total borrowings less cash on hand) was $140 million, resulting in a 1.22x leverage ratio and $541 million in liquidity at June 30, 2022.

Vic Richey, Chairman and Chief Executive Officer, commented, “Our global team delivered a very strong quarter of sales, earnings, orders and backlog growth. Business conditions have remained strong and that helped drive a 21 percent sales increase and a 33 percent increase in Adjusted EPS.

“I am very pleased that we were able to deliver higher profit margins in line with pre-pandemic levels, while continuing to work through this challenging operational environment. To deliver these results, our teams continued to work diligently to find ways to reduce costs, redesign products, secure sourcing alternatives, and implement price increases to drive profit improvement. Through the combined efforts of employees across the company, we were able to support our customers and deliver strong results in the quarter.

“Our Q3 orders were excellent, particularly in our test and measurement, space, commercial aerospace, electric utility, and renewables end-markets. This broad and continuing orders growth across all three business segments shows the strength of our product offerings and end-markets. Our year-to-date orders of $716 million are up 33 percent over the prior year, and give us confidence in our growth outlook going forward.”

Segment Performance

Aerospace & Defense (A&D)

•	Sales increased $7.0 million (8 percent) to $92.6 million in Q3 2022 from $85.6 million in Q3 2021. The Q3 sales growth was primarily driven by commercial aerospace, which increased $8.4 million (35 percent) to $32.0 million. Commercial aerospace sales growth was driven by the 737 production ramp, increased MRO activity at Mayday, and the NEco acquisition. Higher Navy and space sales in the quarter were offset by lower defense aerospace and industrial sales compared to the prior year.
•	EBIT increased $4.0 million in Q3 2022 to $20.7 million (22.4 percent margin) from $16.7 million (19.6 percent margin) in Q3 2021. The margin increase was driven by higher volume, price increases and cost reductions, partially offset by material and wage inflation.
•	Entered Orders increased $15 million to $110 million in Q3 2022 (book-to-bill of 1.19x) compared to $95 million in Q3 2021. The orders strength was driven by funding for long lead material on the Space Launch System (SLS) shipsets 4-6 and the continuing recovery of commercial aerospace. The 16 percent increase in orders over the prior year quarter resulted in record backlog of $415 million.

Utility Solutions Group (USG)

•	Sales increased $19.5 million (41 percent) to $67.2 million in Q3 2022 from $47.7 million in Q3 2021. Recent acquisitions Phenix and Altanova contributed $11.6 million in revenue and Doble organic sales increased $4.8 million (12 percent). The organic sales growth was driven by a recovery in demand for services, and a strong quarter for Protection Testing and Morgan Schaffer products. In addition, NRG sales increased $3.1 million (37 percent) on continued strength in the renewables end-market.
•	EBIT increased $4.9 million in Q3 2022 to $13.1 million from $8.2 million in Q3 2021. There were no adjustments to Q3 2022 EBIT of $13.1 million (19.5 percent margin), which increased $4.4 million from Q3 2021 Adjusted EBIT of $8.7 million (18.3 percent margin). The margin increase was primarily driven by leverage on higher revenue and price increases, partially offset by wage and material cost inflation.
•	Entered Orders increased $19 million to $74 million in Q3 2022 (book-to-bill of 1.11x). The orders strength was primarily driven by Altanova and Phenix, and a $5 million (49 percent) increase in renewables orders at NRG. The 34 percent increase in orders over the prior year quarter resulted in backlog of $124 million.

Test

•	Sales increased $11.1 million (23 percent) to $59.2 million in Q3 2022 from $48.1 million in Q3 2021, primarily due to increased power filter and test and measurement chamber volume.
•	EBIT increased $1.6 million in Q3 2022 to $8.4 million (14.1 percent margin) from $6.8 million (14.0 percent margin) in Q3 2021. The increase in profitability was driven by leverage on higher sales and price increases, partially offset by material cost and wage inflation.
•	Entered Orders were $70 million in Q3 2022 (book-to-bill of 1.19x) compared to $53 million in Q3 2021. The order growth was driven by global demand for test and measurement projects. The $17 million (32 percent) increase in orders over the prior year resulted in record backlog of $168 million.

Share Repurchase Program

As previously announced in our August 9, 2021 press release, the Company’s Board of Directors approved a new stock repurchase program. During Q3 2022, the Company repurchased approximately 28,500 shares for $2 million. As of June 30, 2022, the Company has repurchased approximately 257,500 shares for $20 million year-to-date.

Dividend Payment

The next quarterly cash dividend of $0.08 per share will be paid on October 18, 2022 to stockholders of record on October 4, 2022.

Business Outlook – 2022

Management’s expectations for 2022 remain consistent with the details outlined in our November 18, 2021 release.  Our 2022 guidance represented meaningful growth in sales, Adjusted EBIT, and Adjusted EBITDA across each of the Company’s business segments.

Our year-to-date results have been consistent with our guidance as presented in November. Our continuing order strength is driving revenue growth and margin expansion and gives us confidence that we are on track to deliver a solid Q4 in line with that initial guidance. Our expectation is for Q4 Adjusted EPS to be in the range of $1.12 to $1.18 per share, representing growth of 32 to 39 percent over the prior year. This remains consistent with our full year guidance but narrows the Adjusted EPS to a range of $3.12 to $3.18.

Conference Call

The Company will host a conference call today, August 8, at 4:00 p.m. Central Time, to discuss the Company’s Q3 2022 results. A live audio webcast and an accompanying slide presentation will be available on ESCO’s investor website at https://investor.escotechnologies.com. For those unable to participate, a webcast replay will be available after the call on ESCO’s investor website.

Forward-Looking Statements

Statements in this press release regarding the timing and magnitude of recovery in the Company’s end markets, the continuing impacts of COVID-19 on the Company’s results, sales, Adjusted SG&A, Adjusted EBIT, Adjusted EBITDA, Adjusted EPS, cash flow, results of cost reduction efforts, margins, growth, the financial success of the Company, the strength of its end markets, the outlook for the A&D, Test and USG segments, the ability to increase shareholder value, the timing and success of acquisition efforts, internal investments in new products and solutions, the impacts of inflation, the long-term success of the Company, and any other statements which are not strictly historical are “forward-looking” statements within the meaning of the safe harbor provisions of the federal securities laws.

Investors are cautioned that such statements are only predictions and speak only as of the date of this release, and the Company undertakes no duty to update them except as may be required by applicable laws or regulations. The Company’s actual results in the future may differ materially from those projected in the forward-looking statements due to risks and uncertainties that exist in the Company’s operations and business environment including but not limited to those described in Item 1A, “Risk Factors”, of the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2021; the availability and acceptance of viable COVID-19 vaccines by enough of the U.S. and world’s population to curtail the pandemic; the continuing impact of the COVID-19 pandemic and the effects of known or unknown COVID-19 variants including labor shortages, facility closures, shelter in place policies or quarantines, material shortages, transportation delays, termination or delays of Company contracts, and the inability of our suppliers or customers to perform; the impacts of Executive Order 14042 and other vaccine mandates on our employees and businesses; the impacts of natural disasters on the Company’s operations and those of the Company’s customers and suppliers; the timing and content of future contract awards or customer orders; the appropriation, allocation and availability of Government funds; the termination for convenience of Government and other customer contracts or orders; weakening of economic conditions in served markets; the success of the Company’s competitors; changes in customer demands or customer insolvencies; competition; intellectual property rights; technical difficulties; the success of the Company’s acquisition efforts; delivery delays or defaults by customers; performance issues with key customers, suppliers and subcontractors; changes in the costs and availability of certain raw materials; labor disputes; changes in U.S. tax laws and regulations; other changes in laws and regulations including but not limited to changes in accounting standards and foreign taxation; changes in interest rates; costs relating to environmental matters arising from current or former facilities; uncertainty regarding the ultimate resolution of current disputes, claims, litigation or arbitration; and the integration of recently acquired businesses.

Non-GAAP Financial Measures

The financial measures EBIT, Adjusted EBIT, EBITDA, Adjusted EBITDA and Adjusted EPS are presented in this press release. The Company defines “EBIT” as earnings before interest and taxes, “EBITDA” as earnings before interest, taxes, depreciation and amortization, “Adjusted EBIT” and “Adjusted EBITDA” as excluding the net impact of the items described in the attached Reconciliation of Non-GAAP Financials Measures, and “Adjusted EPS” as GAAP earnings per share (EPS) excluding the net impact of the items described and reconciled in the attached Reconciliation of Non-GAAP Financial Measures.

EBIT, Adjusted EBIT, EBITDA, Adjusted EBITDA and Adjusted EPS are not recognized in accordance with U.S. generally accepted accounting principles (GAAP). However, Management believes EBIT, Adjusted EBIT, EBITDA and Adjusted EBITDA are useful in assessing the operational profitability of the Company’s business segments because they exclude interest, taxes, depreciation and amortization, which are generally accounted for across the entire Company on a consolidated basis. EBIT is also one of the measures used by Management in determining resource allocations within the Company as well as incentive compensation. The presentation of EBIT, Adjusted EBIT, EBITDA, Adjusted EBITDA and Adjusted EPS provides important supplemental information to investors by facilitating comparisons with other companies, many of which use similar non-GAAP financial measures to supplement their GAAP results. The use of non-GAAP financial measures is not intended to replace any measures of performance determined in accordance with GAAP.

ESCO, headquartered in St. Louis, Missouri: Manufactures highly-engineered filtration and fluid control products for the aviation, Navy, space and process markets worldwide, as well as composite-based products and solutions for Navy, defense and industrial customers; is the industry leader in RF shielding and EMC test products; and provides diagnostic instruments, software and services for the benefit of industrial power users and the electric utility and renewable energy industries. Further information regarding ESCO and its subsidiaries is available on the Company’s website at www.escotechnologies.com.

ESCO TECHNOLOGIES INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations (Unaudited)

 (Dollars in thousands, except per share amounts)

	Three Months Ended June 30, 2022	Three Months Ended June 30, 2021
Net Sales	$219,066	181,394
Cost and Expenses:
Cost of sales	134,454	113,610
Selling, general and administrative expenses	47,479	42,882
Amortization of intangible assets	6,406	4,864
Interest expense	1,331	480
Other (income) expenses, net	(106)	615
Total costs and expenses	189,564	162,451

Earnings before income taxes	29,502	18,943
Income tax expense	6,329	4,034

Net earnings	$23,173	14,909

Diluted EPS:
Diluted - GAAP
Net earnings	$0.89	0.57

Diluted - As Adjusted Basis
Net earnings	$0.89	0.67	(1)

Diluted average common shares O/S:	25,950	26,214

(1)	Q3 2021 Adjusted EPS excludes $0.10 per share of after-tax charges incurred at Corporate due to management transition and acquisition costs, and charges related to the USG (Morgan Schaffer) facility move.

ESCO TECHNOLOGIES INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations (Unaudited)

 (Dollars in thousands, except per share amounts)

	Nine Months Ended June 30, 2022		Nine Months Ended June 30, 2021
Net Sales	$601,004		509,962
Cost and Expenses:
Cost of sales	371,134		316,785
Selling, general and administrative expenses	142,073		122,628
Amortization of intangible assets	19,383		14,729
Interest expense	3,084		1,453
Other (income) expenses, net	(677)		(1,265)
Total costs and expenses	534,997		454,330

Earnings before income taxes	66,007		55,632
Income tax expense	14,727		12,501

Net earnings	$51,280		43,131

Diluted EPS:
Diluted - GAAP
Net earnings	$1.97		1.65

Diluted - As Adjusted Basis
Net earnings	$2.00	(1)	1.75	(2)

Diluted average common shares O/S:	26,050		26,199

(1)	YTD Q3 2022 Adjusted EPS excludes $0.03 per share of after-tax charges associated with the Altanova & Neco acquisition inventory step-up charges and Corporate acquisition related costs.

(2)	YTD Q3 2021 Adjusted EPS excludes $0.10 per share consisting of after-tax charges incurred at Corporate due to management transition and acquisition costs, an ATM acquisition inventory step-up charge, and charges related to the USG (Doble Manta & Morgan Schaffer) facility consolidations, partially offset by the final settlement from the sale of the Doble Watertown facility.

ESCO TECHNOLOGIES INC. AND SUBSIDIARIES

Condensed Business Segment Information (Unaudited)

(Dollars in thousands)

	GAAP		As Adjusted
	Q3 2022	Q3 2021	Q3 2022	Q3 2021
Net Sales
Aerospace & Defense	$92,606	85,576	92,606	85,576
USG	67,201	47,704	67,201	47,704
Test	59,259	48,114	59,259	48,114
Totals	$219,066	181,394	219,066	181,394

EBIT
Aerospace & Defense	$20,738	16,714	20,738	16,739
USG	13,135	8,227	13,135	8,710
Test	8,354	6,751	8,354	6,751
Corporate	(11,394)	(12,269)	(11,394)	(9,246)
Consolidated EBIT	30,833	19,423	30,833	22,954
Less: Interest expense	(1,331)	(480)	(1,331)	(480)
Less: Income tax expense	(6,329)	(4,034)	(6,329)	(4,846)
Net earnings	$23,173	14,909	23,173	17,628

Note 1: Adjusted net earnings of $17.6 million in Q3 2021 excludes $0.10 per share of after-tax charges incurred at Corporate due to management transition and acquisition costs, and charges related to the USG (Morgan Schaffer) facility move.

EBITDA Reconciliation to Net earnings:			Adjusted	Adjusted
	Q3 2022	Q3 2021	Q3 2022	Q3 2021
Consolidated EBITDA	$42,788	29,567	42,788	33,098
Less: Depr & Amort	(11,955)	(10,144)	(11,955)	(10,144)
Consolidated EBIT	30,833	19,423	30,833	22,954
Less: Interest expense	(1,331)	(480)	(1,331)	(480)
Less: Income tax expense	(6,329)	(4,034)	(6,329)	(4,846)
Net earnings	$23,173	14,909	23,173	17,628

ESCO TECHNOLOGIES INC. AND SUBSIDIARIES

Condensed Business Segment Information (Unaudited)

(Dollars in thousands)

	GAAP		As Adjusted
	YTD Q3 2022	YTD Q3 2021	YTD Q3 2022	YTD Q3 2021
Net Sales
Aerospace & Defense	$247,671	234,720	247,671	234,720
USG	194,877	141,799	194,877	141,799
Test	158,456	133,443	158,456	133,443
Totals	$601,004	509,962	601,004	509,962

EBIT
Aerospace & Defense	$45,042	41,980	45,377	42,365
USG	37,840	27,683	38,307	27,552
Test	20,813	17,781	20,813	17,781
Corporate	(34,604)	(30,359)	(34,299)	(26,986)
Consolidated EBIT	69,091	57,085	70,198	60,712
Less: Interest expense	(3,084)	(1,453)	(3,084)	(1,453)
Less: Income tax	(14,727)	(12,501)	(14,982)	(13,335)
Net earnings	$51,280	43,131	52,132	45,924

Note 1: Adjusted net earnings of $52.1 million in YTD Q3 2022 excludes $0.03 per share of after-tax charges associated with the Altanova & Neco acquisition inventory step-up charges and Corporate acquisition related costs.

Note 2: Adjusted net earnings of $45.9 million in YTD Q3 2021 excludes $0.10 per share consisting of after-tax charges incurred at Corporate due to management transition and acquisition costs, an ATM acquisition inventory step-up charge, and charges related to USG (Manta and Morgan Schaffer) facility consolidations, partially offset by the final settlement from the sale of the Doble Watertown facility.

EBITDA Reconciliation to Net earnings:			Adjusted	Adjusted
	YTD Q3 2022	YTD Q3 2021	YTD Q3 2022	YTD Q3 2021
Consolidated EBITDA	$105,338	87,344	106,445	90,971
Less: Depr & Amort	(36,247)	(30,259)	(36,247)	(30,259)
Consolidated EBIT	69,091	57,085	70,198	60,712
Less: Interest expense	(3,084)	(1,453)	(3,084)	(1,453)
Less: Income tax expense	(14,727)	(12,501)	(14,982)	(13,335)
Net earnings	$51,280	43,131	52,132	45,924

ESCO TECHNOLOGIES INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets (Unaudited)

(Dollars in thousands)

	June 30, 2022	September 30, 2021
Assets
Cash and cash equivalents	$61,019	56,232
Accounts receivable, net	168,720	146,341
Contract assets	115,840	93,771
Inventories	178,168	147,148
Other current assets	29,718	22,662
Total current assets	553,465	466,154
Property, plant and equipment, net	155,961	154,265
Intangible assets, net	401,337	409,250
Goodwill	503,439	504,853
Operating lease assets	28,922	31,846
Other assets	9,562	10,977
	$1,652,686	1,577,345

Liabilities and Shareholders' Equity
Current maturities of long-term debt	$20,000	20,000
Accounts payable	70,748	56,669
Contract liabilities	117,863	106,045
Other current liabilities	83,484	92,281
Total current liabilities	292,095	274,995
Deferred tax liabilities	82,580	73,560
Non-current operating lease liabilities	25,209	28,032
Other liabilities	41,920	47,062
Long-term debt	181,000	134,000
Shareholders' equity	1,029,882	1,019,696
	$1,652,686	1,577,345

ESCO TECHNOLOGIES INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows (Unaudited)

(Dollars in thousands)

	Nine Months Ended June 30, 2022	Nine Months Ended June 30, 2021
Cash flows from operating activities:
Net earnings	$51,280	43,131
Adjustments to reconcile net earnings to net cash
provided by operating activities:
Depreciation and amortization	36,247	30,259
Stock compensation expense	5,318	5,386
Changes in assets and liabilities	(60,172)	2,520
Gain on sale of building and land	-	(1,950)
Effect of deferred taxes	9,020	(3,946)
Net cash provided by operating activities	41,693	75,400

Cash flows from investing activities:
Acquisition of business, net of cash acquired	(15,592)	(6,684)
Capital expenditures	(25,893)	(17,887)
Additions to capitalized software	(9,359)	(6,500)
Proceeds from sale of building and land	-	1,950
Net cash used by investing activities	(50,844)	(29,121)

Cash flows from financing activities:
Proceeds from long-term debt	111,000	80,000
Principal payments on long-term debt and short-term borrowings	(64,000)	(94,368)
Dividends paid	(6,219)	(6,249)
Purchases of common stock into treasury	(19,878)	-
Other	(2,787)	(1,674)
Net cash provided (used) by financing activities	18,116	(22,291)

Effect of exchange rate changes on cash and cash equivalents	(4,178)	1,811

Net increase in cash and cash equivalents	4,787	25,799
Cash and cash equivalents, beginning of period	56,232	52,560
Cash and cash equivalents, end of period	$61,019	78,359

ESCO TECHNOLOGIES INC. AND SUBSIDIARIES

Other Selected Financial Data (Unaudited)

(Dollars in thousands)

Backlog And Entered Orders - Q3 2022	Aerospace & Defense	USG	Test	Total
Beginning Backlog - 4/1/22	$396,902	116,676	157,371	670,949
Entered Orders	110,225	74,375	70,317	254,917
Sales	(92,606)	(67,201)	(59,259)	(219,066)
Ending Backlog - 6/30/22	$414,521	123,850	168,429	706,800

Backlog And Entered Orders - YTD Q3 2022	Aerospace & Defense	USG	Test	Total
Beginning Backlog - 10/1/21	$367,216	91,631	133,176	592,023
Entered Orders	294,976	227,096	193,709	715,781
Sales	(247,671)	(194,877)	(158,456)	(601,004)
Ending Backlog - 6/30/22	$414,521	123,850	168,429	706,800

ESCO TECHNOLOGIES INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures (Unaudited)

EPS – Adjusted Basis Reconciliation – YTD Q3 2022
EPS – GAAP Basis – YTD Q3 2022	$1.97
Adjustments (defined below)	0.03
EPS – As Adjusted Basis – YTD Q3 2022	$2.00

Adjustments exclude $0.03 per share consisting of Altanova & Neco acquisition inventory   step-up charges and Corporate related acquisition costs in the first nine months of 2022. The $0.03 of EPS adjustments per share consists of $1,107K of pre-tax charges   offset by $255K of tax benefit for net impact of $852K.

EPS – Adjusted Basis Reconciliation – Q3 2021
EPS GAAP Basis – Q3 2021	$0.57
Adjustments (defined below)	0.10
EPS – As Adjusted Basis – Q3 2021	$0.67

Adjustments exclude $0.10 per share consisting of management transition and   acquisition costs, and USG facility consolidation charges in the third quarter of 2021. The $0.10 of EPS adjustments per share consists of $3.5 million of pre-tax charges offset by $0.8 million of tax benefit for net impact of $2.7 million.

EPS – Adjusted Basis Reconciliation – YTD Q3 2021
EPS – GAAP Basis – YTD Q3 2021	$1.65
Adjustments (defined below)	0.10
EPS – As Adjusted Basis – YTD Q3 2021	$1.75

Adjustments exclude $0.10 per share consisting of management transition and acquisition costs, USG facility consolidation charges and ATM inventory step-up charge in the first nine months of 2021. The $0.10 of EPS adjustments per share consists of $3.6 million of pre-tax charges offset by $0.8 million of tax benefit for net impact of $2.8 million.